Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. ANNOUNCES

PRICING OF OFFERING OF SENIOR NOTES DUE 2029

San Antonio, TX, May 17, 2021 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) announced today that it priced an offering (the “Offering”) of $1,050,000,000 aggregate principal amount of 7.500% Senior Notes due 2029 (the “Notes”). The issuance and sale of the Notes is expected to be completed on June 1, 2021, subject to customary closing conditions.

The Notes will be guaranteed on a senior unsecured basis by certain of the Company’s wholly-owned existing and future domestic subsidiaries. The Notes (i) will rank pari passu in right of payment with all existing and future senior indebtedness of the Company, (ii) will be senior in right of payment to all of the future subordinated indebtedness of the Company and the guarantors; (iii) will be effectively subordinated to all of the Company’s existing and future indebtedness secured by a lien, to the extent of the value of such collateral and (iv) will be structurally subordinated to any existing and future obligations of any existing or future subsidiaries of the Company that do not guarantee the Notes, including all of the Company’s foreign subsidiaries.

The Company intends to use the proceeds from the Notes to (i) cause Clear Channel Worldwide Holdings, Inc., a subsidiary of the Company (“CCWH”), to redeem all of the outstanding (the “Redemption”) $961,525,000 aggregate principal amount of its 9.25% Senior Notes due 2024 (the “Existing Senior Notes”) and (ii) pay related transaction fees and expenses. On May 17, 2021, CCWH directed U.S. Bank National Association, as trustee of the Existing Senior Notes, to deliver a conditional notice of redemption to redeem all of the outstanding $961,525,000 aggregate principal amount of the Existing Senior Notes for payment on June 16, 2021. The Redemption is conditioned on the closing of the Offering and the receipt of net proceeds therefrom in an amount sufficient to pay the redemption price. The conditional notice of redemption may be rescinded or amended if necessary.

The Notes and related guarantees are being offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on current Clear Channel Outdoor Holdings, Inc.’s management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts and include, but are not limited to, statements regarding the Offering and the use of the proceeds of the Notes. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, whether or not the Offering will be consummated and the use of proceeds of the Offering. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel Outdoor Holdings, Inc.’s ability to control or predict. Clear Channel Outdoor Holdings, Inc. undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Investors:

Eileen McLaughlin

Vice President - Investor Relations

646.355.2399

InvestorRelations@clearchannel.com

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